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Exhibit 5.1

October 23, 2003
Interline Brands, Inc. 801 W. Bay Street Jacksonville, Florida 32204
BOSTON	Re: Form S-4 Registration Statement (Registration No. 333-106801)
BRUSSELS	Ladies and Gentlemen:
FRANKFURT HARRISBURG HARTFORD LONDON LUXEMBOURG
We have acted as special New Jersey counsel to Interline Brands, Inc., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company, and certain subsidiaries of the Company named therein as guarantors (collectively, the "Guarantors"), with the Securities and Exchange Commission on July 3, 2003 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations under the Securities Act. The Registration Statement relates to the registration under the Securities Act of the Company's $200,000,000 aggregate principal amount of 11 1/2% Senior Subordinated Notes due 2011 (the "Exchange Notes") and the guarantees of the Exchange Notes by the Guarantors. Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement, as amended.
NEW YORK NEWPORT BEACH PARIS
The Exchange Notes are to be offered in exchange for the Company's outstanding $200,000,000 aggregate principal amount of 11 1/2% Senior Subordinated Notes due 2011 issued and sold by the Company on May 23, 2003 in an offering exempt from registration under the Securities Act. The Exchange Notes will be issued by the Company pursuant to the terms of the Indenture (the "Indenture"), dated as of May 23, 2003, by and among the Company, the Guarantors and The Bank of New York, as trustee.
PHILADELPHIA PRINCETON SAN FRANCISCO WASHINGTON
We have examined originals or copies, certified or otherwise identified to our satisfaction, of corporate documents and records of the Company, certificates of public officials and such other agreements, instruments and other documents as we have deemed necessary or appropriate for purposes of the opinions expressed below. We have examined the corporate actions taken by the Company in connection with the authorization, execution and delivery of the Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibit 4.1 to the Registration Statement and have made such inquiry of officers and directors of the Company as we have deemed necessary and appropriate. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies and the authenticity of the originals of such documents.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:
1. The Company is a corporation under the laws of New Jersey with the requisite corporate power and authority to perform its obligations under the Indenture and the Exchange Notes.
2. The Indenture has been duly authorized, executed and delivered by the Company.
3. The Company has taken the requisite corporate action to authorize the execution and delivery of the Exchange Notes.

The opinions expressed herein are limited to the provisions of the New Jersey Business Corporation Act that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement, and we express no opinion concerning the laws of any other jurisdiction. The opinions expressed herein are rendered to the Company in connection with the filing of the Registration Statement and for no other purpose. The opinions expressed herein are based on states of law, documentation, and fact as they exist on the date hereof, and we do not undertake to advise you of any changes therein which may hereafter be brought to our attention.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and Paul, Weiss, Rifkind, Wharton & Garrison LLP may rely on this opinion in connection with the opinion it is delivering to you on this date. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Dechert LLP
DECHERT LLP

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  Exhibit 5.1